Exhibit 5.1

Tel-Aviv, March 18, 2026

TAT Technologies Ltd.
5 Hamelacha St.
Netanya, Israel 4250540

Ladies and Gentlemen:

This opinion is furnished to you in connection with the registration statement on Form F-3 (the “Registration Statement”) to be filed on the date hereof by TAT Technologies Ltd., a company organized under the laws of the State of Israel (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration for sale by the Company of an indeterminate amount the following securities of the Company: (i) ordinary shares (“Ordinary Shares”), no par value per share (the “Primary Shares”), (ii) warrants to purchase Ordinary Shares and/or debt securities (the “Warrants”), (iii) debt securities (“Debt Securities”), (iv) subscription rights distributed to holders of the Company’s securities (“Subscription Rights”) and (v) units comprised of one or more of the Ordinary Shares, Warrants, Debt Securities and Subscription Rights and in any combination (the “Units”, and together with the Ordinary Shares, the Warrants, the Debt Securities and the Subscription Rights, the “Securities”).

As special Israeli counsel to the Company in connection with the registering of the Securities pursuant to the Registration Statement, we have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purpose of our opinion.

Upon the basis of such examination, we are of the opinion that:

1.
With respect to the Primary Shares, assuming the taking of all necessary corporate action to authorize and approve the issuance of any Primary Shares, the terms of the offering thereof and related matters, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Company’s Board of Directors and otherwise in accordance with the provisions of the applicable convertible Securities, if any, such Primary Shares will be validly issued, fully paid and non-assessable.

2.
With respect to the Warrants, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance of the underlying Primary Shares and/or Debt Securities and the issuance and terms of any Warrants, the related Warrant Agreement, the terms of the offering thereof and related matters and (b) due execution, authentication, issuance and delivery of such Warrants upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Company’s Board of Directors and otherwise in accordance with the provisions of the applicable Warrant Agreement, such Warrants will constitute valid and legally binding obligations of the Company to the extent governed by Israeli law.

TAT Technologies Ltd.
March 18, 2026

3.
With respect to the Debt Securities, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of any Debt Securities, the terms of the offering thereof and related matters and (b) due execution, authentication, issuance and delivery of such Debt Securities upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Company’s Board of Directors and otherwise in accordance with the provisions of the applicable Indenture duly executed by the Company and a trustee, such Debt Securities will constitute valid and legally binding obligations of the Company to the extent governed by Israeli law.

4.
With respect to the Subscription Rights, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of any Subscription Rights, the related Subscription Rights Agreement and the Primary Shares underlying the Subscription Rights, the terms of the offering thereof and related matters and (b) due execution, countersignature (where applicable), authentication, issuance and delivery of such Subscription Rights upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Company’s Board of Directors and otherwise in accordance with the provisions of the applicable Subscription Rights Agreement, such Subscription Rights will constitute valid and legally binding obligations of the Company to the extent governed by Israeli law.

5.
With respect to the Units, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and the terms of the Units, the related Unit Agreement and any Securities which are components of the Units, the terms of the offering thereof and related matters and (b) due execution, countersignature (where applicable), authentication, issuance and delivery of the Units and the Securities that are components of such Units in each case upon the payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Company’s Board of Directors, and otherwise in accordance with the provisions of the applicable (i) Warrant Agreement, in the case of Warrants, (ii) Subscription Rights Agreement, in case of Subscription Rights and (iii) Indenture, in case of Debt Securities, such Units will be validly issued and will entitle the holders thereof to the rights specified in the Unit Agreements to the extent governed by Israeli law.

The opinion expressed herein is limited to Israeli law, and we do not express any opinion as to the laws of any other jurisdiction.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the headings “Legal Matters” and “Enforceability of Civil Liabilities and Agent for Service of Process in the United States” in the Prospectus which is a part of the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours, /s/ Naschitz, Brandes, Amir & Co., Advocates Naschitz, Brandes, Amir & Co., Advocates